JOINT FILERS’ NAMES AND ADDRESSES

1.	Name:	R/C ENERGY IV DIRECT PARTNERSHIP, L.P.
	Address:	c/o Riverstone Holdings LLC
712 Fifth Avenue, 36th Floor
New York, NY 10019

2.	Name:	R/C IV LIBERTY HOLDINGS, L.P.
	Address:	c/o Riverstone Holdings LLC
712 Fifth Avenue, 36th Floor
New York, NY 10019

3.	Name:	R/C ENERGY GP IV, LLC
	Address:	c/o Riverstone Holdings LLC
712 Fifth Avenue, 36th Floor
New York, NY 10019